Exhibit 10.01
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT is made and entered into this ___day of ___, 2009 between Flextronics International Ltd., a Singapore corporation (the “Company”), and ___, a director and/or officer of the Company (the “Indemnitee”).
RECITALS:
     A. The Indemnitee, an officer and/or director of the Company, performs a valuable service in such capacity for Company;
     B. The Board of Directors (the “Board”) of the Company desires to retain highly competent individuals to serve as directors and officers or in other capacities and to protect such individuals against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;
     C. The Board has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
     D. It is reasonable, prudent and necessary for the Company to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
     E. Section 172 of the Singapore Companies Act, Chapter 50 (the “Act”), permits the Company to indemnify by agreement its officers and directors; and
     G. The Indemnitee does not regard the protection available under the Company’s Articles of Association or insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires the Indemnitee to serve in such capacity. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.
     NOW, THEREFORE, in consideration of Indemnitee’s continued service as a director and/or officer of the Company after the date hereof, the parties hereto agree as follows:
     1. Agreement to Serve. The Indemnitee will serve or continue to serve as a director and/or officer of the Company, at the will of the Company (or under separate agreement, if such agreement exists), so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Association of the Company; provided, however, that the Indemnitee may at any time and for any reason resign from such position

(subject to any contractual obligation that the Indemnitee may have assumed apart from this Agreement), and the Company shall have no obligation under this Agreement to continue the Indemnitee in any such position. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company by the Indemnitee.
     2. Directors’ and Officers’ Insurance. The Company shall obtain and maintain one or more policies of directors’ and officers’ liability insurance (“D&O Insurance”) customary for similarly situated companies, providing directors and officers of the Company with coverage on customary terms and conditions, and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the Company’s Agents. The purchase, establishment and maintenance of D&O Insurance shall not in any way limit or affect the rights and obligations of the Company or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or any other party or parties under any such D&O Insurance.
     3. Indemnity of Indemnitee.
          3.1 General Indemnification. Subject to Section 7 below and to the provisions of the Act, the Company shall hold harmless and indemnify the Indemnitee in accordance with the provisions of this Section 3.1 if the Indemnitee was or is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) any Proceeding by reason of the fact that he or she is or was a director and/or officer of the Company, or by reason of anything done or not done by him or her in any such capacity. Indemnitee shall be indemnified under this Section 3.1 against all Expenses and judgments, liabilities, Fines, penalties, amounts paid in settlement, and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing (collectively, “Losses”), which are actually and reasonably incurred by the Indemnitee or that may be incurred on behalf of the Indemnitee (i) in connection with any Proceeding, or any action, discovery event, claim, issue or matter therein or related thereto, if such indemnification is not against any liability which by law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which the Indemnitee may be guilty in relation to the Company, (ii) in defending any Proceeding in which judgment is given in his or her favor or in which he or she is acquitted or (iii) in connection with any application under Sections 76A (13) or 391 or any other provision of the Act, in which relief is granted to him or her by the court.
          3.2 Additional Indemnification. Notwithstanding any limitations in Section 3.1 hereof but subject to Section 7 below, the Company shall indemnify the Indemnitee in accordance with the provisions of this Section 3.2 to the fullest extent permitted by law (including, without limitation (i) to the fullest extent authorized or permitted by the provisions of the Act as in effect as of the date of this Agreement that authorize or contemplate indemnification by the Company of the Indemnitee in his or her capacity as an Agent and (ii) to the fullest extent authorized or permitted by any amendments or additions to or replacements of such provisions which are adopted after the date of this Agreement that increase the extent to which a corporation may indemnify such a Person in such a capacity). Indemnitee shall be indemnified under this Section 3.2 against all Expenses and Losses actually and reasonably incurred by the Indemnitee or that may be incurred on behalf of the Indemnitee in connection with any Proceeding, or any action, discovery event, claim issue or matter therein or related thereto, by reason of the fact that he or she is or was an Agent, or by reason of anything done or not done by him or her in any such capacity.
          3.3 Expenses as a Witness. Notwithstanding the foregoing, to the extent that, by reason of his or her status as an Agent, the Indemnitee is a witness in any Proceeding to which the Indemnitee is not a party, the Company shall indemnify and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on his or her behalf in connection therewith.
     4. Reliance; Partial Indemnification and Contribution.
          4.1 Reliance. The Indemnitee shall be deemed to have satisfied the applicable standard of conduct to be entitled to indemnification hereunder if in taking any action the Indemnitee relied on the records or books of account of the Company or any Subsidiary of the Company (collectively, “Flextronics”), including without limitation financial statements, or on information, opinions, reports or statements provided to the Indemnitee by the officers or other employees of Flextronics in the ordinary course of their duties, or on the advice of legal counsel for Flextronics, or on information or records given or reports made to Flextronics by an independent certified public accountant or by an appraiser or other expert selected by Flextronics, or by any other Person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Flextronics. In connection with any determination as to whether the Indemnitee is entitled to indemnification hereunder, the Indemnitee shall be entitled to the presumption that he or she has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that the Indemnitee is not so entitled. The provisions of this Section 4.1 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge or actions, or failures to act, of any other Person serving Flextronics shall not be imputed to the Indemnitee for the purposes of determining the right to indemnification hereunder.
          4.2 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Losses incurred by him or her, but is not entitled to indemnification for all of the total amount thereof, then the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification. For the avoidance of doubt, if the Indemnitee is not wholly successful in any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify the Indemnitee in connection with each successfully resolved claim, issue or matter. The Indemnitee’s satisfaction of the applicable standard of conduct described in Section 4.1 with respect to a particular claim, issue or matter shall be considered a successful resolution as to such claim, issue or matter. Furthermore, subject to the provisions of the Act, for purposes of this Agreement, and without limitation, the termination of any claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.
          4.3 Contribution. To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided in Section 3 are unavailable to the Indemnitee in whole or in part in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement in any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee. The Company hereby agrees to fully indemnify and hold harmless the Indemnitee from any claims for contribution which may be brought by any Agent of the Company other than the Indemnitee who may be jointly liable with the Indemnitee.
     5. Mandatory Advancement of Expenses. Subject to Section 8 below, to the fullest extent permitted by law, the Company shall advance all Expenses incurred or to be incurred by the Indemnitee in connection with any Proceeding, including in connection with the investigation, defense, settlement or appeal of any such Proceeding, or any action, discovery event, claim, issue or matter therein or related thereto, to which the Indemnitee was or is made, or is threatened to be made, a party to or a participant in (as a witness or otherwise) by reason of the fact that he or she is or was an Agent, or by reason of anything done or not done by him or her in such capacity. The Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Articles of Association of the Company, the Act or otherwise. The advances to be made hereunder shall be paid from time to time, whether prior to or after the final disposition of any Proceeding, by the Company to the Indemnitee within ten (10) days following delivery of a written request therefor by the Indemnitee to the Company and the presentation to the Company of an invoice or other substantiation of the specific nature and amount of each Expense to be advanced by the Company. Such advances shall be unsecured, interest free and shall be made without regard to the Indemnitee’s ability to repay the Expenses and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In the event that the Company advances an amount in excess of any properly documented Expense, the Indemnitee shall return such excess to the Company within ten (10) days of (i) the discovery by the Indemnitee of the excess of such advance or (ii) the notification by the Company of its discovery of the excess of such advance. The Indemnitee’s right to advancement of Expenses hereunder is absolute and shall not be subject to any prior determination by any Person that the Indemnitee has satisfied any applicable standard of conduct for indemnification.

     6. Notice and Other Indemnification Procedures.
          6.1 Notice and Request for Indemnification. The Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other notice of the commencement of or the threat of the commencement of any Proceeding, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement. The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise. The Indemnitee shall at such time or at any time thereafter deliver to the Company a written request for indemnification in accordance with this Agreement. Any such request may be delivered at such time or times as the Indemnitee deems appropriate in his or her sole discretion. Promptly, following such request for indemnification, the Indemnitee’s entitlement to indemnification shall be determined in accordance with the terms and conditions of this Agreement.
          6.2 Notice to D&O Insurance Providers. At the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 6.1, the Company shall give prompt notice of the commencement of such Proceeding to the providers of D&O Insurance then in effect in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such D&O Insurance policies.
          6.3 Assumption of Defense. In the event the Company shall be obligated to advance Expenses to the Indemnitee and so long as there shall not have occurred a Change in Control, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees and Expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that: (a) the Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Indemnitee’s sole expense (not to be reimbursed or otherwise indemnified or paid by the Company); (b) the Indemnitee shall have the right to employ his or her own counsel in connection with any such Proceeding, at the expense of the Company, if such counsel serves in a reviewer, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such Proceeding; and (c) if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and Expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, Loss or limitation on the Indemnitee without the Indemnitee’s prior written consent.

     7. Determination of Right to Indemnification.
          7.1 Payment. If the Indemnitee is entitled to indemnification under this Agreement, payment to the Indemnitee shall be made within ten (10) days following the request for indemnification under Section 6.1 and the presentation to the Company of an invoice or other substantiation of the specific nature and amount of each indemnifiable Expense or Loss, as determined necessary and appropriate by the Company. In the event that the Company pays or reimburses an amount in excess of any properly documented indemnifiable Expense or Loss, the Indemnitee shall return such excess to the Company within ten (10) days of (i) the discovery by the Indemnitee of the excess payment or reimbursement or (ii) the notification by the Company of its discovery of the excess payment or reimbursement.
          7.2 Enforcement of Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any Proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, unless a court of competent jurisdiction finds that the Indemnitee’s claims and/or defenses in any such Proceeding were frivolous or made in bad faith.
     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
          8.1 Claims Initiated by Indemnitee. To indemnify the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification arising under this Agreement, the Articles of Association of the Company, the charter documents of any Subsidiary of the Company or any statute or law or otherwise;
          8.2 Amounts Covered by Insurance. To indemnify the Indemnitee for any Expenses or Losses to the extent such Expenses or Losses have been paid directly to the Indemnitee by any D&O Insurance policy or pursuant to any other agreement or otherwise, whether paid by the Company or any other Person;
          8.3 Unauthorized Settlements. To indemnify the Indemnitee hereunder for any amounts paid in settlement of a Proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld or delayed;
          8.4 Securities Law Actions. To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
          8.5 Sarbanes-Oxley Act. To indemnify the Indemnitee for any reimbursement by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley

Act”), or the payment of profits arising from the purchase and sale by the Indemnitee of securities of the Company in violation of Section 306 of the Sarbanes-Oxley Act.
     9. Non-Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Articles of Association, the vote of the Company’s shareholders or disinterested directors, other agreements or otherwise, both as to actions or failures to act in the Indemnitee’s official capacity and to actions or failures to act in another capacity while occupying his or her position as an Agent, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
     10. Definitions. In addition to other terms defined herein, for the purposes of this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:
          10.1 “Agent” means any Person who (i) is or was a director, officer, employee, fiduciary or other official of the Company; or (ii) is or was serving at the request of, for the convenience of, or to represent the interests of the Company as a director, officer, advisory director, trustee, manager, member, partner, employee, agent, fiduciary, or in any other similar capacity of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise. As used herein, the term “enterprise” includes any employee benefit plan of the Company, its Subsidiaries, affiliates and predecessor corporations.
          10.2 A “Change in Control” shall be deemed to occur upon the earliest of the following events:
               (a) Any Person is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities, except that any change in the relative beneficial ownership of the Company’s voting securities by any Person resulting solely from a reduction in the aggregate number of outstanding shares of voting securities shall be disregarded.
               (b) During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the board of directors of the Company, and any new director whose election by the board of directors of the Company or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the board of directors of the Company;

               (c) The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
               (d) The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; and
               (e) There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
          10.3 “Expenses” means (i) all attorney’s fees and costs, retainers (as an advance for services to be rendered or expenses to be incurred), court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or costs incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, otherwise participating in any Proceeding, or any action, discovery event, claim issue or matter therein or related thereto, or establishing or enforcing a right to indemnification or advancement of Expenses under this Agreement or otherwise and (ii) any such Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.
          10.4 “Fines” shall include any excise tax assessed with respect to any employee benefit plan.
          10.5 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, other entity or organization or any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, and the rules and regulations thereunder).
          10.6 “Proceeding” means any threatened, pending or completed action, suit arbitration, proceeding, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual threatened, or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, or in any bankruptcy case or related proceeding, in which Indemnitee was, is or will be involved as a party, a witness or otherwise by reason of the fact that Indemnitee is or was an Agent, or by reason of anything done or not done by him or her in any such capacity.

          10.7 “Subsidiary” means, in respect of any Person, any corporation, partnership or other business entity of which more than fifty percent (50%) of the outstanding voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, by such Person and one or more of its other subsidiaries or by one or more of such Person’s other subsidiaries.
     11. General Provisions.
          11.1 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as an Agent of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving in such capacity.
          11.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the intent manifested hereby.
          11.3 Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that the Indemnitee shall have ceased to serve as an Agent, or (b) one (1) year after the final termination of any Proceeding then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to enforce the Indemnitee’s rights under this Agreement.
          11.4 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.
          11.5 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          11.6 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute one and the same agreement.
          11.7 Entire Agreement. Except as expressly set forth in this Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
          11.8 Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or the assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
          11.9 Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given if (i) delivered by hand and signed for by the party addressee, (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the mailing date or (iii) sent by prepaid overnight mail, signature required for delivery on the next business day:
               (a) If to the Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company; and
                (b) If to the Company, to
                      Flextronics International Ltd.
                      One Marina Boulevard, #28-00
                      Singapore 018989
                      Attention: Chief Financial Officer
                      With a copy to:
                      Flextronics International USA, Inc.
                      305 Interlocken Parkway
                      Broomfield, CO 80021
                      Attention: General Counsel
or to any other address as may have been furnished by the Company to the Indemnitee in writing.
          11.10 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of Singapore.

          11.11 Injunctive Relief. The Company and the Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult to prove, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled, and shall not be required to post bonds or make any other undertaking in connection therewith.
          11.12 Miscellaneous. The section headings of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

FLEXTRONICS INTERNATIONAL LTD.
By:
Name:
Title:

INDEMNITEE
By:
Name:
Address:

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